Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-284917) of Vertex Pharmaceuticals Incorporated,
(2)Registration Statements (Form S-8 Nos. 333-134482, 333-150946, 333-160442, 333-166803 and 333-184787) pertaining to the Vertex Pharmaceuticals Incorporated Amended and Restated 2006 Stock and Option Plan (formerly known as the Vertex Pharmaceuticals Incorporated 2006 Stock and Option Plan),
(3)Registration Statements (Form S-8 Nos. 333-184784 and 333-232945) pertaining to the Vertex Pharmaceuticals Incorporated Employee Stock Purchase Plan, and
(4)Registration Statements (Form S-8 Nos. 333-188737, 333-197466, 333-206075, 333-219559, 333-226363, 333-232948 and 333-266582) pertaining to the Amended and Restated Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan (formerly known as the Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan);
of our reports dated February 13, 2026, with respect to the consolidated financial statements of Vertex Pharmaceuticals Incorporated and the effectiveness of internal control over financial reporting of Vertex Pharmaceuticals Incorporated, included in this Annual Report (Form 10-K) of Vertex Pharmaceuticals Incorporated for the year ended December 31, 2025.
        /s/ Ernst & Young LLP
Boston, Massachusetts
February 13, 2026